Exhibit 1.2

                             Pricing Agreement
                             -----------------


Goldman, Sachs & Co.,
Banc One Capital Markets, Inc.,
Wachovia Securities, Inc.,
BNY Capital Markets, Inc.,
Tokyo-Mitsubishi International plc,
Wells Fargo Brokerage Services, LLC,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                              June 26, 2002

Ladies and Gentlemen:

         Unitrin, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, between the Company, on the one hand, and Goldman, Sachs & Co., Banc One Capital Markets, Inc., Wachovia Securities, Inc., BNY Capital Markets, Inc., Tokyo-Mitsubishi International plc and Wells Fargo Brokerage Services, LLC, on the other hand, dated June 26, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in


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Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       Unitrin, Inc.


                                       By: /s/ Eric J. Draut
                                           ---------------------
                                           Name:  Eric J. Draut
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


Accepted as of the date hereof:

Goldman, Sachs & Co.
Banc One Capital Markets, Inc.
Wachovia Securities, Inc.
BNY Capital Markets, Inc.
Tokyo-Mitsubishi International plc
Wells Fargo Brokerage Services, LLC

By:  /s/Goldman, Sachs & Co.
    ----------------------------
       (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters




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                                 SCHEDULE I

                                                                     Principal
                                                                     Amount of
                                                                     Designated
                                                                     Securities
                                                                       to Be
                           Underwriters                              Purchased
                           ------------                              ---------

Goldman, Sachs & Co. ............................................  $135,000,000
Banc One Capital Markets, Inc. ..................................    87,000,000
Wachovia Securities, Inc. .......................................    42,000,000
BNY Capital Markets, Inc. .......................................    12,000,000
Tokyo-Mitsubishi International plc ..............................    12,000,000
Wells Fargo Brokerage Services, LLC..............................    12,000,000
                                                                   ------------

Total ...........................................................  $300,000,000
                                                                   ============

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                                SCHEDULE II

Title of Designated Securities:

       5.75% Senior Notes due July 1, 2007

Aggregate Principal Amount:

       $300,000,000

Price to Public:

       99.786% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 1, 2002

Purchase Price by Underwriters:

       99.186% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 1, 2002

Form of Designated Securities:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

       Federal same day funds

Time of Delivery:

       10:00 a.m., New York City time, on July 1, 2002

Indenture:

       Indenture, dated as of June 26, 2002, between the Company and BNY Midwest Trust Company, as Trustee

Maturity:

       July 1, 2007

Interest Rate:

       5.75%

Interest Payment Dates:

       January 1 and July 1, commencing on January 1, 2003

Record Dates:

       December 15 and June 15

Redemption Provisions:



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       The Designated Securities will be redeemable, in whole at any time or in part from time to time, at the option of the Company (a "Redemption Date"), at a redemption price (the "Redemption Price") equal to accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points.

       If the Company has given notice as provided in the indenture and funds for the redemption of Designated Securities called for redemption have been made available on the Redemption Date, those Designated Securities will cease to bear interest on the Redemption Date. Thereafter, the only right of the holders of those Designated Securities will be to receive payment of the Redemption Price.

       The Company will give notice of any optional redemption to holders of the Designated Securities at their addresses, as shown in the Security Register, not more than 90 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Designated Securities held by such holder to be redeemed.

       "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

       "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

       "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

       "Quotation Agent" means Goldman, Sachs & Co. or another Reference Treasury Dealer appointed by us.

       "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and Banc One Capital Markets, Inc. and their respective successors and, at our option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, we must substitute another primary dealer of U.S. government securities.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid



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         and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the Redemption Date.


Sinking Fund Provisions:

       No sinking fund provisions


Closing Location for Delivery of Designated Securities:

       Sullivan & Cromwell
       125 Broad Street
       New York, New York 10004


Names and Addresses of Representatives:

       Designated Representatives:          Goldman, Sachs & Co.
                                            Banc One Capital Markets, Inc.

       Address for Notices, etc.:           Goldman, Sachs & Co.
                                            85 Broad Street
                                            New York, New York 10004
                                            Attn: Don Hansen

                                            Banc One Capital Markets, Inc.
                                            1 Bank One Plaza
                                            Suite IL1-0595
                                            Chicago, IL 60670
                                            Attn:  Investment Grade Securities